Exhibit 99.2

Form 3 Joint Filer Information

Name:	C/R Knight Partners, L.P.

Address:	712 Fifth Avenue, 51st Floor New York, NY 10019

Designated Filer:	C/R Energy GP III, LLC

Issuer & Ticker Symbol:	Kinder Morgan, Inc. [KMI]

Date of Event Requiring Statement:	February 16, 2011

C/R KNIGHT PARTNERS, L.P.

by Carlyle/Riverstone Energy Partners III, L.P., its general partner

Signature:	by C/R Energy GP III, LLC, its general partner

	By:	/s/ Andrew Ward
	Name:	Andrew Ward
	Title:	Authorized Person

Name:	Carlyle/Riverstone Knight Investment Partnership, L.P.

Address:	712 Fifth Avenue, 51st Floor New York, NY 10019

Designated Filer:	C/R Energy GP III, LLC

Issuer & Ticker Symbol:	Kinder Morgan, Inc. [KMI]

Date of Event Requiring Statement:	February 16, 2011

CARLYLE/RIVERSTONE KNIGHT INVESTMENT PARTNERSHIP, L.P.

by Carlyle/Riverstone Energy Partners III, L.P., its general partner

Signature:	by C/R Energy GP III, LLC, its general partner

	By:	/s/ Andrew Ward
	Name:	Andrew Ward
	Title:	Authorized Person

Name:	Carlyle/Riverstone Energy Partners III, L.P.,

Address:	712 Fifth Avenue, 51st Floor New York, NY 10019

Designated Filer:	C/R Energy GP III, LLC

Issuer & Ticker Symbol:	Kinder Morgan, Inc. [KMI]

Date of Event Requiring Statement:	February 16, 2011

CARLYLE/RIVERSTONE ENERGY PARTNERS III, L.P.,

by C/R Energy GP III, LLC, its general partner
Signature:

	By:	/s/ Andrew Ward
	Name:	Andrew Ward
	Title:	Authorized Person